EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

LINKBANCORP, Inc.
Camp Hill, PA:

We hereby consent to the use by reference in this Form S-8 Registration Statement of our report dated May 7, 2021, relating to the consolidated financial statements of LINKBANCORP, Inc., which is contained in this Registration Statemen.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
October 6, 2022